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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2003, in Amendment No.1 to the Registration Statement (Form S-4 No. 333-104648) and related Prospectus of The Stanley Works for the offer to exchange $150,000,000 of the Company's 3 1/2% Notes due 2007 and $200,000,000 of the Company's 4 9/10% Notes due 2012.


                                                           /s/ Ernst & Young LLP

Hartford, Connecticut
July 14, 2003